TASTY BAKING COMPANY
                              --------------------

                               AWARD AGREEMENT FOR

                       GRANT OF OPTION ON COMMON STOCK TO

                                     [NAME]

                                     [DATE]


         Tasty Baking Company (hereinafter called "Company") is a corporation organized under the laws of the Commonwealth of Pennsylvania. [NAME] (hereinafter called "Employee") is [TITLE] of Tasty Baking Company.

         The Company, pursuant to the authority granted under the [LONG TERM INCENTIVE PLAN] adopted by the Board of Directors of the Company on [DATE] and approved by shareholders on [DATE] (hereinafter called the "Plan"), a copy of which is attached hereto and the terms of which are incorporated herein by reference, has determined that it is to the advantage and in the interests of the Company and its shareholders to grant the option provided by this Agreement to Employee, as an incentive for increasing the sales, profits and value of the Company. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto intending to be legally bound hereby, it is agreed, as follows:

         1. Grant of Option(s). The Company grants to Employee the following option to purchase common stock of the Company, par value $0.50 per share, (the "Stock") on the terms and conditions hereinafter set forth:

     (a) Employee is hereby granted an option to purchase [NUMBER] shares (the "Shares") of Stock at the purchase price of [PRICE] per share (being not less than 100% of the fair market value per share of Stock on the date of this grant) (the "Option").

     (b) This Option shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended; provided, however, in the event the aggregate fair market value (determined as of the date of grant) of the Shares that become exercisable for the first time in any calendar year exceeds $100,000, the Option shall be a non-qualified (non-statutory) stock option with respect to the excess Shares.

         2. Time of Exercise of Option and Retention Period.
            ------------------------------------------------

     (a) The Option shall be exercisable prior to the expiration of ten years from the date hereof and only as herein provided. No portion of this Option shall be exercisable until the first anniversary of the date hereof. The Option shall vest and become exercisable in three equal installments, each in the amount of one-third (1/3) of the total number of Shares, on the first, second and third anniversaries of the date hereof, respectively. No exercise may be for less than one hundred (100) full Shares.

     (b) In the event that Employee exercises any portion of the Option within five (5) years of the date hereof, then Employee shall retain, and shall not sell, transfer or assign, the Shares purchased through the Option exercise (less those Shares which may be withheld to pay Employee's tax obligations pursuant to Section 3(b) hereof) until the day after the fifth (5th) anniversary of the date hereof (the "Retention Period"). Any transfer of Shares acquired pursuant to the Option during the Retention Period in violation of this Section 2(b) shall be null and void. The Company shall insert an appropriate legend on any certificate for Shares issued to the Employee pursuant to the Option during the Retention Period to reflect the foregoing.

     (c) Upon the Employee's termination of employment with the Company for any reason, including death, prior to attainment of his or her "Normal Retirement Date," as defined in the Tasty Baking Company Pension Plan, the portion of the Option which has not yet become exercisable pursuant to Section 2(a) hereof shall expire immediately and shall not become exercisable thereafter. Upon the Employee's termination of employment with the Company on or after such Normal Retirement Date, the date upon which any portion of the Option may be exercised shall be accelerated and the Option shall become exercisable in full, immediately.

     (d) Unless otherwise expressly provided by the Board of Directors, the Option may not be exercised during a leave of absence except to the extent exercisable immediately prior to commencement of the leave of absence.

         3. Terms of Payment.
            -----------------

     (a) Full payment of the purchase price for any Shares with respect to which the Option is exercised shall be due on the date notice of exercise is given to the Company by Employee. Payment shall be made in cash, except as provided in Section 3(b), below.

     (b) The exercise price of the Option may be paid in previously-acquired shares of Stock, except that a share of Stock acquired by exercise of an Incentive Stock Option which has not been held for the requisite holding period (the "Holding Period") cannot be tendered as part of the exercise price. A share of Stock shall be deemed to have been held for the requisite Holding Period if held for two years from the date of the grant of the stock option pursuant to which it was acquired and for one year after the issuance of such share to the Employee. Notwithstanding the foregoing, at the request of the Employee, but only with the consent of the Plan Committee, a sufficient number of the Shares to be acquired upon exercise of the Option shall be withheld to satisfy the minimum amount of the Federal, state and local taxes which must be withheld by the Company on account of the exercise of the Option. Any shares of Stock tendered or withheld hereunder shall be valued at the fair market value on the day of exercise.

         4. Termination of Option. Except as provided in Section 5, the Option, to the extent exercisable but not theretofore exercised, shall forthwith expire upon the earlier of the following dates:

     (a) Three months following the date on which Employee shall cease to be an employee of the Company for reasons other than death or Disability;

     (b) Twelve months after the death of Employee while an employee of the Company;

     (c) Twelve months after the date on which the Employee shall cease to be an employee of the Company on account of Disability;

     (d) Upon the date on which Employee attempts to transfer any portion of the Option in violation of the terms of Section 7; or

     (e)  Ten years from the date hereof.

         5. Rights in the Event of Death. If Employee dies while in the employ of the Company without having fully exercised the Option, his or her executors or administrators, or the legatees or distributees of his or her estate, shall have the right, following his or her death, during the period set forth in
Section 4(b), to exercise the Option to the extent exercisable prior to Employee's death, upon the same terms and conditions as were applicable to Employee during his or her lifetime.

         6. Stock Certificates. Upon the exercise of the Option, appropriate stock certificates shall forthwith be issued to Employee, or in the event of the exercise of the Option under Section 5 after the death of Employee, to his or her executors or administrators, or the legatees or distributees of his or her estate, as the case may be. The issuance of such stock certificates shall vest in the holder all the rights of owner of such certificates, subject, however, to the provision that all certificates issued to Employee shall bear a legend reciting that the sale or transfer of each such certificate shall be subject to the terms and provisions of this Agreement.

         7. Transfer of Options. The Option issued hereunder shall be exercisable only by Employee during his or her lifetime, and after his or her death only in accordance with Section 5. None of Employee's rights to exercise the Option shall be subject to sale, transfer, assignment, or pledge except by Will or the laws of descent and distribution.

         8. Confidentiality.
            ---------------

     (a) As further consideration for the grant of the Option, Employee agrees to hold in a fiduciary capacity for the benefit of the Company all of the Company's business secrets and confidential information, knowledge and data relating to the Company or any of its affiliated companies and their respective businesses, which shall have been obtained by the Employee during his or her employment by the Company or any of its affiliated companies, including without limitation, information relating to such matters as finances, operations, processes, product recipes, new products in development, sales methods, equipment, techniques, plans, formulae, products, methods and know-how, customer requirements and names of suppliers. Employee's obligations under this Section 8 shall not be deemed violated in the event that (i) Employee discloses any such information pursuant to order of a court of competent jurisdiction, provided Employee has notified the Company of such potential legal order and provided the Company with the opportunity to challenge or limit the scope of the disclosure, or (ii) such information becomes generally available from a source other than the Company, any of its affiliates, or any of their employees when such source is legally entitled, to the best of Employee's knowledge, to make such information available.

     (b) Employee agrees that if Employee breaches his or her duty of confidentiality as set forth in Section 8(a) at any time during his or her employment by the Company or thereafter, in addition to any other remedies which the Company may have, upon written notice from the
          Company: (i) the Option shall expire to the extent not then exercised, and shall not thereafter become exercisable; and (ii) if the breach occurs during the Retention Period, any Shares previously-acquired by the Employee pursuant to the Option and then owned by the Employee shall be forfeited and shall be redeemed by the Company in exchange for the lesser of (A) the same consideration paid by the Employee to exercise the Option with respect to such Shares, whether in cash or through the exchange of previously-acquired shares of Stock, and (B) the fair market value of such Shares at the time of such redemption. Employee also agrees that in the event Employee breaches his or her duty of confidentiality as set forth in Section 8(a), Company shall be entitled to an injunction restraining Employee from violating the provisions of Section 8(a), in addition to any other remedies available under this Agreement or under the law or in equity. An action for damages does not provide an adequate remedy for violation of Section 8(a).

          9. Notices.  All notices  hereunder shall be sent by registered  mail,
addressed  in  the  case  of  Company  to  its   Secretary,   3413  Fox  Street,
Philadelphia, Pennsylvania 19129, and to Employee at [ADRESS].

         10. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Company and upon the executors, administrators, legatees and heirs of Employee.

         11. Tax Attributes. The Option is intended to qualify under Section 422 of the Internal Revenue Code and any provision hereof which would prevent the options granted under this Agreement from qualifying is invalid and of no effect. Employee will promptly give written notice to the Company of any sale, exchange, gift, or other transfer of any shares acquired pursuant to the Option which occurs within two years of the date hereof or within one year after the issuance of any shares pursuant to the exercise of the Option.

         12. Agreement Subject to Plan. No term or condition of this Agreement shall be construed or interpreted in a manner contrary to the purposes and provisions of the Plan.

         IN WITNESS WHEREOF, Tasty Baking Company has caused this instrument to be signed and the Employee has hereunto set his or her hand effective [DATE].

Attest:                                              TASTY BAKING COMPANY


____________________________                By:_______________________________
                                                           [NAME]

Witness:


----------------------------                   -------------------------------
                                                         [NAME]